Exhibit 5.1

ATTORNEYS AT LAW 777 East Wisconsin Avenue Milwaukee, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX foley.com CLIENT/MATTER NUMBER 051892-0624

November 14, 2012

MAKO Surgical Corp.
2555 Davie Road
Fort Lauderdale, Florida 33317

Ladies and Gentlemen:

We have acted as securities counsel for MAKO Surgical Corp., a Delaware corporation (the “Company”), in conjunction with the preparation of a Registration Statement on Form S-3 (Registration No. 333-181277) (the “Registration Statement”), including the prospectus constituting a part thereof, dated May 9, 2012, and the supplement to the prospectus, dated November 14, 2012 (collectively, the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale from time to time by the selling stockholders named therein (the “Selling Stockholders”) of up to 490,471 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in the manner set forth in the Prospectus. The Shares were issued by the Company to the Selling Stockolders in a private placement transaction.

In connection with our representation, we have examined: (i) the Registration Statement; (ii) the Prospectus; (iii) the Company’s Third Amended and Restated Certificate of Incorporation and Fourth Amended and Restated Bylaws; (iv) resolutions of the Company’s Board of Directors relating to the authorization of the issuance of the Shares; and (v) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

Based upon and subject to the foregoing, we are of the opinion that the Shares were validly issued and are fully paid and nonassessable.

We consent to the deemed incorporation by reference of this opinion into the Registration Statement and the references to our firm therein. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP

Boston Brussels CHICAGO Detroit	JACKSONVILLE LOS ANGELES MADISON MIAMI	MILWAUKEE NEW YORK ORLANDO SACRAMENTO	SAN DIEGO SAN DIEGO/DEL MAR SAN FRANCISCO SHANGHAI	SILICON VALLEY TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.